Exhibit 99.1

CBTX, Inc. Declares Quarterly Dividend

HOUSTON, Texas  (March  21, 2017) – CBTX, Inc. (Nasdaq:CBTX), the bank holding company for CommunityBank of Texas N.A., today announced that its Board of Directors has declared a quarterly cash dividend in the amount of $0.05 per share of common stock. The dividend will be payable on April  16, 2018 to shareholders of record as of the close of business on April 2, 2018.

About CBTX, Inc.

CBTX, Inc.is the bank holding company for CommunityBank of Texas, N.A., a $3.1 billion asset bank, offering commercial banking solutions to small and mid-sized businesses and professionals in Houston, Beaumont and surrounding communities in southeast Texas. Visit www.communitybankoftx.com for more information.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in the documents filed or furnished by the Company with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements and the Company undertakes no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

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Investor Relations:Media Contact:

James L. SturgeonAshley Warren

281.325.5013713.210.7622

investors@CBoTX.comawarren@CBoTX.com